UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-7000

417 Lackawanna Avenue Scranton, Pennsylvania (Former address of principal executive offices)	18503-2013 (Former Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 26, 2006, Southern Union Company (the “Company”) signed a definitive agreement to sell the assets of its PG Energy operating division as well as its capital stock in PG Energy Services, Inc., to UGI Corporation, for $580 million in cash.

The transaction, which has been approved by the Boards of both companies, is subject to approval by the Pennsylvania Public Utility Commission, the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and other customary closing conditions. The transaction is expected to close in the third quarter of 2006.

ITEM 7.01 REGULATION FD DISCLOSURE

On January 27, 2006, the Company issued a press release to announce the sale of its PG Energy operating division and its capital stock in PG Energy Services, Inc., to UGI Corporation, for $580 million in cash. A copy of that release is filed herewith as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

        Exhibit No.                          Description

10.1	Purchase and Sale Agreement by and among Southern Union Company, as Seller, and UGI Corporation, as Buyer, dated as of January 26, 2006.
99.1	Company’s January 27, 2006, Press Release.

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: January 27, 2006	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

        Exhibit No.                   Description

10.1 99.1	Purchase and Sale Agreement by and among Southern Union Company, as Seller, and UGI Corporation, as Buyer, dated as of January 26, 2006. Company’s January 27, 2006, Press Release.